    As filed with the Securities and Exchange Commission on October 17, 1996
                                      Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                            GABLES RESIDENTIAL TRUST
             (Exact name of registrant as specified in its charter)

         MARYLAND                          58-2077868
         (State or other jurisdiction of   (I.R.S. Employer
         incorporation or organization)    Identification No.)

                             2859 PACES FERRY ROAD
                            OVERLOOK III, SUITE 1450
                             ATLANTA, GEORGIA 30339
                                 (770) 436-4600
         (Address and Telephone Number of Principal Executive Offices)
                               MARCUS E. BROMLEY
                            CHIEF EXECUTIVE OFFICER
                            GABLES RESIDENTIAL TRUST
                             2859 PACES FERRY ROAD
                            OVERLOOK III, SUITE 1450
                            ATLANTA, GEORGIA  30339
                                 (770) 436-4600
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                             ----------------------
                                    copy to:
                             GILBERT G. MENNA, P.C.
                            ETTORE A. SANTUCCI, P.C.
                          GOODWIN, PROCTER & HOAR  LLP
                                 EXCHANGE PLACE
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 570-1000

                             ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     ---

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                                                                 ---

         If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.
                                                       ---

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.
                                             ---

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                    ---

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
  Title of Securities         Amount to be          Proposed Maximum              Proposed Maximum                Amount of
  Being Registered(1)         Registered(2)    Offering Price Per Unit(3)    Aggregate Offering Price(4)     Registration Fee(5)
---------------------------------------------------------------------------------------------------------------------------------
  Debt Securities
  Preferred Shares(6)         $300,000,000                N.A.                      $300,000,000                   $90,125
  Common Shares(7)
  Warrants(8)
=================================================================================================================================

(1) This registration statement also covers contracts which may be issued by the Registrant under which the counter party may be required to purchase Debt Securities, Preferred Shares or Common Shares, which contracts would be issued with the Debt Securities, Preferred Shares, Common Shares and/or Warrants registered hereby, as the case may be. In addition, the Securities registered hereunder may be sold separately, together or as units with other Securities registered hereunder.
(2) The amount to be registered consists of up to $300,000,000 of an indeterminate amount of Debt Securities, Preferred Shares, Common Shares and/or Warrants. There is also being registered hereunder such currently indeterminate number of Preferred Shares or Common Shares as may be issued upon conversion of the Debt Securities or Preferred Shares or upon exercise of the Warrants registered hereby, as the case may be.
(3) The proposed maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.
(4) Estimated solely for purposes of computing the registration fee. No separate consideration will be received for Preferred Shares or Common Shares issued upon conversion of Debt Securities or Preferred Shares or upon exercise of the Warrants.
(5) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the amount of $2,590,071 of securities covered by the earlier Registration Statement on Form S-3 (No. 33-93672) is being carried forward and the corresponding registration fee of $784 was previously paid at the time of filing.
(6) Including such indeterminate number of Preferred Shares as may issued from time to time at indeterminate prices or upon conversion of Debt Securities registered hereby or upon exercise of Warrants registered hereby, as the case may be.
(7) Including such indeterminate number of Common Shares as may be issued from time to time at indeterminate prices or upon conversion of Debt Securities or Preferred Shares registered hereby or upon exercise of Warrants registered hereby, as the case may be.
(8) Including such indeterminate number of Warrants or other rights, including without limitation share purchase or subscription rights, as may be issued from time to time at indeterminate prices.

The Prospectus contained in this Registration Statement relates to and constitutes a Post-Effective Amendment to the Registration Statement on Form S-3 (No. 33-93672) of the Registrant, and it is intended to be the combined prospectus referred to in Rule 429 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED OCTOBER 17, 1996

PROSPECTUS
                                  $300,000,000

                            GABLES RESIDENTIAL TRUST

                                DEBT SECURITIES
                                PREFERRED SHARES
                                 COMMON SHARES
                                    WARRANTS


         Gables Residential Trust ("Gables" or the "Company") may offer from time to time in one or more series (i) its unsecured debt securities ("Debt Securities"), (ii) preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"), (iii) common shares of beneficial interest, $.01 par value per share ("Common Shares"), and (iv) warrants or other rights to purchase Preferred Shares or Common Shares ("Warrants"), with an aggregate public offering price of up to $300,000,000 (or its equivalent based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities, Preferred Shares, Common Shares and Warrants (collectively, the "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

         The specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into Common Shares or Preferred Shares, covenants and any initial public offering price; (ii) in the case of Preferred Shares, the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (iii) in the case of Common Shares, any initial public offering price; and (iv) in the case of Warrants, the duration, offering price, exercise price and detachability.
In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with the Company's Amended and Restated Declaration of Trust as then in effect, or otherwise appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes. See "Restrictions on Transfers of Shares of Beneficial Interest."

         The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

         The Securities may be offered by the Company directly to one or more purchasers, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
          ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION
                         TO THE CONTRARY IS UNLAWFUL.


                The date of this Prospectus is October __, 1996.

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "SEC" or "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         The Company files information electronically with the Commission, and the Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web Site is (http://www.sec.gov.).

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, the Common Shares are listed on the New York Stock Exchange (the "NYSE"), and such materials can be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31,1995, as amended by Form 10-K/A filed with the Commission on April 26, 1996, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, filed with the Commission pursuant to the Exchange Act; (ii) the description of the Company's Common Shares contained in its Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act, including all amendments and reports updating such description; (iii) the Proxy Statement prepared by the Company in connection with its 1996 Annual Meeting of Shareholders; and (iv) the Company's Current Report on Form 8-K dated March 25, 1996, filed with the Commission on April 1, 1996; the Company's Current Report on Form 8-K dated April 23, 1996, as amended by Form 8-K/A filed with the Commission on July 2, 1996; the Company's Current Report on Form 8-K dated July 26, 1996, filed with the Commission on August 16, 1996; and the Company's Current Report on Form 8-K dated September 11, 1996, filed with the Commission on September 26, 1996.

         All other documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities are to be incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS. WRITTEN REQUESTS SHOULD BE MAILED TO GABLES RESIDENTIAL TRUST, 2859 PACES FERRY ROAD, OVERLOOK III, SUITE 1450, ATLANTA, GEORGIA, ATTENTION: DIRECTOR OF INVESTOR RELATIONS. TELEPHONE REQUESTS MAY BE DIRECTED TO (770) 436-4600.

                                  THE COMPANY

GENERAL

         Gables is one of the largest managers, developers and owners of multifamily apartment communities in the Southeastern and Southwestern United States. The Company is a self-administered and self-managed real estate investment trust (a "REIT") and has elected to be treated as a REIT under the Internal Revenue Code of 1986, as amended, beginning with its taxable year ending December 31, 1994. The Company's Common Shares are listed on the New York Stock Exchange under the symbol "GBP".

         The Company currently engages in the multifamily apartment community management, development, construction and acquisition businesses, including the provision of related brokerage and corporate rental housing services. Substantially all of the Company's business is conducted through, and all of the Company's interests in its properties are held by or through, Gables Realty Limited Partnership, a Delaware limited partnership (the "Operating Partnership"). Through its ownership of Gables GP, Inc. ("GGPI"), a Texas corporation and wholly-owned subsidiary of the Company that is the sole general partner of the Operating Partnership, and its ownership of a direct limited partnership interest in the Operating Partnership, the Company is currently an 84.5% economic owner of the Operating Partnership (this structure is commonly referred to as an umbrella partnership REIT or "UPREIT").

         As of September 30, 1996, the Company owned 46 stabilized multifamily communities comprising 14,681 apartment homes, of which 30 were developed and 16 were acquired by the Company, including an indirect 25.0% general partner interest in two multifamily communities. Additionally, as of such date, the Company owned seven multifamily communities under development or in the lease-up phase expected to comprise 1,925 apartment homes. The Company also owned as of such date parcels of land for the future development of four multifamily communities expected to comprise 978 apartment homes.

         The Company was organized as a real estate investment trust under the laws of the State of Maryland in 1993 to continue and expand the operations of its privately owned predecessor organization. The Company's Common Shares have been traded on the New York Stock Exchange since the completion of the Company's initial public offering on January 26, 1994 (the "Initial Offering"). The Company's executive offices are located at 2859 Paces Ferry Road, Atlanta, Georgia 30339 and its telephone number is (770) 436-4600.


                                USE OF PROCEEDS

         Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of Securities for general corporate purposes, including repayment of indebtedness, acquisition of or investment in new properties and developments and maintenance of currently owned properties.


                         DESCRIPTION OF DEBT SECURITIES

GENERAL

         The Debt Securities will be direct unsecured obligations of the Company and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Debt Securities will be issued under one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates. Senior Securities and Subordinated Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Company and a trustee (a "Trustee"), which may be the same Trustee, and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities.

         Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable Indenture.

TERMS

         The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company as described under "--Subordination." The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the applicable Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

         Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Company or as set forth in the applicable Indenture or in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

         Each Indenture will provide that the Company may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

         The following summaries set forth certain general terms and provisions of the Indentures and the Debt Securities. The Prospectus Supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

                 (1) The title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

                 (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

                 (3) The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Common Shares or Preferred Shares, or the method by which any such portion shall be determined;

                 (4) If convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the Common Shares or Preferred Shares receivable on conversion;

                 (5) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

                 (6) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

                 (7) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

                 (8) The place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

                 (9) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

                 (10) The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

                 (11) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

                 (12) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

                 (13) Whether such Debt Securities will be issued in certificated or book-entry form and, if in book entry form, the identity of the depository for such Debt Securities;

                 (14) Whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

                 (15) The applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable Indenture, or any modification thereof;

                 (16) Whether and under what circumstances the Company will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment;

                 (17) Any deletions from, modifications of or additions to the events of default or covenants of the Company, to the extent different from those described herein or set forth in the applicable Indenture with respect to such Debt Securities, and any change in the right of any Trustee or any of the holders to declare the principal amount of any of such Debt Securities due and payable; and

                 (18) Any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

         If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

         Except as may be set forth in any Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. Restrictions on ownership and transfers of the Common Shares and Preferred Shares are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Restrictions on Transfers of Shares of Beneficial Interest." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

         Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

         Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Company for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Company for such purpose. Every Debt Security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

         Neither the Company nor any Trustee shall be required (i) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of such mailing; (ii) to register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) to issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

MERGER, CONSOLIDATION OR SALE OF ASSETS

         The Indentures will provide that the Company may, without the consent of the holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (i) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, and which is organized under the laws of any domestic jurisdiction and assumes (A) the Company's obligations to pay principal of (and premium, if any) and interest on all of the Debt Securities and (B) the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any subsidiary as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no event of default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (iii) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

CERTAIN COVENANTS

         Existence. Except as permitted under "--Merger, Consolidation or Sale of Assets," the Indentures will require the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by declaration of trust, bylaws and statute) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if its Board of Trustees determines that the preservation thereof is no longer desirable in the conduct of its business.

         Maintenance of Properties. The Indentures will require the Company to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

         Insurance. The Indentures will require the Company to cause each of its and its subsidiaries' insurable properties to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service.

         Payment of Taxes and Other Claims. The Indentures will require the Company to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Company or any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

         Additional Covenants. Any additional covenants of the Company with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

         Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (ii) default in the payment of principal of (or premium, if any, on) any Debt Security of such series at its maturity; (iii) default in making any sinking fund payment as required for any Debt Security of such series; (iv) default in the performance or breach of any other covenant or warranty of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $10,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $10,000,000, whether such indebtedness exists on the date of such Indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary of the Company; and (vii) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

         If an event of default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee; and (ii) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in such Indenture. The Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series; or (ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

         The Indentures will require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt
Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

         The Indentures will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

         The Indentures will provide that, subject to provisions in each Indenture relating to its duties in case of default, a Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

         Within 120 days after the close of each fiscal year, the Company will be required to deliver to each Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURES

         Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of any outstanding Debt Securities necessary to modify or amend the applicable Indenture with respect to such Debt Securities, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

         The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the applicable Indenture.

         Modifications and amendments of an Indenture will be permitted to be made by the Company and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under such Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities;
(iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of an Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Shares or Preferred Shares; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under such Indenture; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series.

         The Indentures will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof; (ii) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above); (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such Indenture; and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

         The Indentures will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the applicable Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

         Notwithstanding the foregoing provisions, the Indentures will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

SUBORDINATION

         Unless otherwise provided in the applicable Prospectus Supplement, Subordinated Securities will be subject to the following subordination provisions.

         Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all Senior Debt (as defined below), but the obligation of the Company to make payments of the principal of and interest on such Subordinated Securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Company receives notice of the default. After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt. The Subordinated Indenture will not restrict the amount of Senior Debt or other indebtedness of the Company and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of Subordinated Securities may recover less, ratably, than general creditors of the Company.

         Senior Debt will be defined in the applicable Indenture as the principal of and interest on, or substantially similar payments to be made by the Company in respect of, the following, whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created or assumed: (i) indebtedness of the Company for money borrowed or represented by purchase-money obligations; (ii) indebtedness of the Company evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement; (iii) obligations of the Company as lessee under leases of property either made as part of any sale and leaseback transaction to which the Company is a party or otherwise; (iv) indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Company has agreed to purchase or otherwise acquire; and (v) any binding commitment of the Company to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (A) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities; (B) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated; and (C) the Subordinated Securities. There will not be any restrictions in any Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

         If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the Company's most recent fiscal quarter.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         Unless otherwise indicated in the applicable Prospectus Supplement, the Company will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

         The Indentures will provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust and, with respect to Debt Securities which are convertible or exchangeable, the right to convert or exchange) ("defeasance"); or (ii) to be released from its obligations with respect to such Debt Securities under the applicable Indenture (being the restrictions described under "--Certain Covenants") or, if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

         Such a trust will only be permitted to be established if, among other things, the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service (the "IRS") or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

         "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

         Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security; or (ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

         In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (iv) under "--Events of Default, Notice and Waiver" with respect to specified sections of an Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (vii) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

         The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which the Debt Securities are convertible into Common Shares or Preferred Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Shares or Preferred Shares, the conversion price or rate (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

PAYMENT

         Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

         All moneys paid by the Company to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of such Debt Security thereafter may look only to the Company for payment thereof.

GLOBAL SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                        DESCRIPTION OF PREFERRED SHARES

         The description of the Company's Preferred Shares set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust") and Amended and Restated Bylaws (the "Bylaws"), as in effect.

GENERAL

         Under the Declaration of Trust, the Company has authority to issue up to 161,000,000 shares of beneficial interest, consisting of 100,000,000 Common Shares, par value $.01 per share, 51,000,000 excess shares of beneficial interest, par value $.01 per share ("Excess Shares"), and 10,000,000 Preferred Shares, par value $.01 per share. No Preferred Shares were outstanding as of the date of this Prospectus. Preferred Shares may be issued from time to time, in one or more series, as authorized by the Board of Trustees of the Company. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland General Corporation Law ("MGCL") and the Company's Declaration of Trust to fix for each series, subject to the provisions of the Company's Declaration of Trust regarding Excess Shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The Preferred Shares will, when issued, be fully paid and nonassessable and will have no preemptive rights.
The Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of Common Shares might believe to be in their best interests or in which holders of some, or a majority, of the Common Shares might receive a premium for their shares over the then market price of such Common Shares.

TERMS

         The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The statements below describing the Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Declaration of Trust and Bylaws and any applicable amendment to the Declaration of Trust designating terms of a series of Preferred Shares (a "Designating Amendment").

         Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

         (1)     The title and stated value of such Preferred Shares;

         (2) The number of Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

         (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

         (4) The date from which dividends on such Preferred Shares shall accumulate, if applicable;

         (5) The procedures for any auction and remarketing, if any, for such Preferred Shares;

         (6)     The provision for a sinking fund, if any, for such Preferred
                 Shares;

         (7) The provision for redemption, if applicable, of such Preferred Shares;

         (8) Any listing of such Preferred Shares on any securities exchange;

         (9) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common Shares, including the conversion price or rate (or manner of calculation thereof);

         (10) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

         (11) A discussion of federal income tax considerations applicable to such Preferred Shares;

         (12) The relative ranking and preference of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

         (13) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

         (14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

RANK

         Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Shares of the Company, and to all equity securities ranking junior to such Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank senior to the Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

         Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Trustees of the Company.

         Dividends on any series of the Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement.
Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are non-cumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

         If Preferred Shares of any series are outstanding, no dividends will be declared or paid or set apart for payment on any shares of beneficial interest of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period; or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares does not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

         Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than in Common Shares or other shares of beneficial interest ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Shares, or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares, or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other shares of beneficial interest of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

         Any dividend payment made on a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remain payable.

REDEMPTION

         If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

         The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest of the Company, the terms of such Preferred Shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable shares of beneficial interest of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

         Notwithstanding the foregoing, unless (i) if a series of Preferred Shares has a cumulative dividend, full cumulative dividends on all Preferred Shares of such series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (ii) if a series of Preferred Shares does not have a cumulative dividend, full dividends on all of the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no Preferred Shares of such series shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for shares of beneficial interest of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

         If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by any other equitable manner determined by the Company.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of shares of beneficial interest of the Company ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable Prospectus Supplement, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all other classes or series of shares of beneficial interest of the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Company shall be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

         Holders of the Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

         Unless provided otherwise for any series of Preferred Shares, so long as any Preferred Shares of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the Preferred Shares of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to such series of Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's Declaration of Trust or the Designating Amendment for such series of Preferred Shares, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Shares, and provided further that (A) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (B) any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price or rate (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares.

RESTRICTIONS ON OWNERSHIP

         For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities, including any Preferred Shares of the Company. Therefore, the Designating Amendment for each series of Preferred Shares may contain provisions restricting the ownership and transfer of the Preferred Shares. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Shares. See "Restrictions on Transfers of Shares of Beneficial Interest."

TRANSFER AGENT

         The transfer agent and registrar for the Preferred Shares will be set forth in the applicable Prospectus Supplement.


                          DESCRIPTION OF COMMON SHARES

         The description of the Company's Common Shares set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Declaration of Trust and Bylaws, as in effect.

GENERAL

         Under the Declaration of Trust, the Company has authority to issue 100,000,000 Common Shares, par value $.01 per share. At September 30, 1996, the Company had outstanding 19,286,429 Common Shares. In addition, on such date 3,528,232 Units of Limited Partnership of the Operating Partnership (the "Units") were outstanding (other than those held directly or indirectly by the Company) and may be exchanged for Common Shares on a one-for-one basis. All Common Shares offered hereby will, when issued, be duly authorized, fully paid and nonassessable.

TERMS

         Subject to the preferential rights of any other shares or series of shares of beneficial interest and to the provisions of the Company's Declaration of Trust regarding Excess Shares, holders of Common Shares will be entitled to receive distributions on Common Shares if, as and when authorized and declared by the Board of Trustees of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

         Subject to the provisions of the Company's Declaration of Trust regarding Excess Shares, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of Common Shares will possess exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election, and the holders of the remaining Common Shares will not be able to elect any trustee.

         Holders of Common Shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

         Subject to the provisions of the Company's Declaration of Trust regarding Excess Shares, all Common Shares will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

         The Company's Declaration of Trust provides that the Company cannot merge with or sell all or substantially all of the assets of the Company, except pursuant to a resolution approved by shareholders holding a majority of the shares entitled to vote on the resolution. In addition, the partnership agreement of the Operating Partnership requires that any merger or sale of all or substantially all of the assets of the Operating Partnership be approved by partners holding 75% of the Units.

RESTRICTIONS ON OWNERSHIP

         For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities. See "Restrictions on Transfers of Shares of Beneficial Interest."

TRANSFER AGENT

         The transfer agent and registrar for the Common Shares is The First National Bank of Boston, Boston, Massachusetts.

                            DESCRIPTION OF WARRANTS

         The Company has no Warrants or other share purchase rights outstanding (other than options issued under the Company's Second Amended and Restated 1994 Share Option and Incentive Plan). The Company may issue Warrants for the purchase of Preferred Shares or Common Shares. Warrants may be issued independently, together with any other Securities offered by any Prospectus Supplement or through a dividend or other distribution to the Company's shareholders and may be attached to or separate from such Securities. Warrants may be issued under a warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

         The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (1) the title of such Warrants; (2) the aggregate number of such Warrants; (3) the price or prices at which such Warrants will be issued; (4) the designation, number and terms of the Preferred Shares or Common Shares purchasable upon exercise of such Warrants; (5) the designation and terms of the other Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Security: (6) the date, if any, on and after which such Warrants and the related Preferred Shares or Common Shares, if any, will be separately transferable; (7) the price at which each Preferred Share or Common Share purchasable upon exercise of such Warrants may be purchased; (8) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (9) the minimum or maximum amount of such Warrants which may be exercised at any one time; (10) information with respect to book-entry procedures, if any; (11) a discussion of certain federal income tax considerations; and (12) any other terms of such Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such Warrants.


           RESTRICTIONS ON TRANSFERS OF SHARES OF BENEFICIAL INTEREST

         For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year), and such shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. In order to protect the Company against the risk of losing its status as a REIT due to a concentration of ownership among its shareholders, the Declaration of Trust provides that no holder (other than persons approved by the trustees at their option and in their discretion) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the Company's shares of beneficial interest. The Board of Trustees does not expect that it would waive the Ownership Limit in the absence of the ruling from the IRS or an opinion of counsel satisfactory to it that the changes in ownership will not then or in the future jeopardize the Company's status as a REIT. Any transfer of shares of beneficial interest (including warrants) or any security convertible into shares of beneficial interest that would create a direct or indirect ownership of shares of beneficial interest in excess of the Ownership Limit or that would result in the disqualification of the Company as a REIT, including any transfer that results in the shares of beneficial interest being owned by fewer than 100 persons or that results in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of beneficial interest. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. In addition, the foregoing restrictions do not apply with respect to an offeror in the event of an all cash tender offer by it which has been accepted by at least two-thirds of the Company's outstanding shares.

         Shares of beneficial interest owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit will automatically be exchanged for Excess Shares that will be transferred, by operation of law, to the Company as trustee of a trust for the exclusive benefit of the transferees to whom such shares of beneficial interest may be ultimately transferred without violating the Ownership Limit. While the Excess Shares are held in trust, they will not be entitled to vote, they will not be considered for purposes of any shareholder vote or the determination of a quorum for such vote, and, except upon liquidation, they will not be entitled to participate in dividends or other distributions. Any dividend or distribution paid to a proposed transferee of Excess Shares prior to the discovery by the Company that shares of beneficial interest have been transferred in violation of the provisions of the Company's Declaration of Trust shall be repaid to the Company upon demand. The Excess Shares are not treasury shares, but rather constitute a separate class of issued and outstanding shares of beneficial interest of the Company. The original transferee-shareholder may, at any time the Excess Shares are held by the Company in trust, transfer the interest in the trust representing the Excess Shares to any individual whose ownership of the shares of beneficial interest exchanged into such Excess Shares would be permitted under the Ownership Limit, at a price not in excess of the price paid by the original transferee-shareholder for the shares of beneficial interest that were exchanged for Excess Shares. Immediately upon the transfer to the permitted transferee, the Excess Shares will automatically be exchanged for shares of beneficial interest of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the Excess Shares and to hold the Excess Shares on behalf of the Company.

         In addition to the foregoing transfer restrictions, the Company will have the right, for a period of 90 days during the time any Excess Shares are held by the Company in trust, to purchase all or any portion of the Excess Shares from the original transferee-shareholder for the lesser of the price paid for the shares of beneficial interest by the original transferee-shareholder or the market price (as determined in the manner set forth in the Declaration of Trust) of the shares of beneficial interest on the date the Company exercises its option to purchase. The 90-day period begins on the date of the violative transfer if the original transferee-shareholder gives notice to the Company of the transfer or, if no such notice is given, the date the Board of Trustees determines that a violative transfer has been made.

         Every owner of more than 5% (or such lower percentage as required by the Code or regulations thereunder) of the issued and outstanding Common Shares must file a written notice with the Company containing the information specified in the Declaration of Trust no later than January 30 of each year. Each shareholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of beneficial interests as the Board of Trustees deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         This ownership limitation may have the effect of precluding acquisition of control of the Company unless the Board of Trustees determines that maintenance of REIT status is no longer in the best interests of the Company.


                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                 THE COMPANY'S DECLARATION OF TRUST AND BYLAWS

         The following summary of certain provisions of Maryland law and the Company's Declaration of Trust and Bylaws does not purport to be complete and is qualified by reference to Maryland law and the Company's Declaration of Trust and Bylaws.

MARYLAND BUSINESS COMBINATION STATUTE

         The MGCL establishes special requirements with respect to "business combinations" between Maryland corporations and "interested shareholders" unless exemptions are applicable. Among other things, the law prohibits for a period of five years a merger and other specified or similar transactions between a company and an interested shareholder and requires a supermajority vote for such transactions after the end of the five-year period.

         "Interested shareholders" are all persons owning beneficially, directly or indirectly, more than 10% of the outstanding voting stock of the Maryland corporation. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested shareholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested shareholder or its affiliates for a period of five years after the date on which the shareholder first became an interested shareholder. Thereafter, the transaction may not be consummated unless recommended by the Board of Trustees and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding voting shares and 66 2/3% of the votes entitled to be cast by all holders of outstanding voting shares other than the interested shareholder. A business combination with an interested shareholder that is approved by the Board of Trustees of a Maryland corporation at any time before an interested shareholder first becomes an interested shareholder is not subject to the special voting requirements. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding voting shares and 66 2/3% of the votes entitled to be cast by holders of outstanding voting shares who are not interested shareholders. Any such amendment is not effective until 18 months after the vote of shareholders and does not apply to any business combination of a corporation with a shareholder who was an interested shareholder on the date of the shareholder vote.

MARYLAND CONTROL SHARE ACQUISITION STATUTE

         The MGCL provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror or by officers of trustees who are employees of the trust. "Control shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control shares do not include shares of beneficial interest the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider voting rights for the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares of beneficial interest as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

         The business combination statute and the control share acquisition statute could have the effect of discouraging offers to acquire the Company and of increasing the difficulty of consummating any such offer.

LIMITATION OF SHAREHOLDER'S LIABILITY

         Under Maryland law, shareholders generally are not responsible for the corporation's debts or obligations, and the Company's Declaration of Trust specifically provides that no shareholder of the Company will be personally liable for any obligations of the Company. The Company's Bylaws further provide that the Company shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his or her being or having been a shareholder, and that the Company shall reimburse each shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholder may, in some jurisdictions, including Texas, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company will carry public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

LIMITATION OF TRUSTEES' AND OFFICERS' LIABILITY

         Under Maryland law a real estate investment trust formed in Maryland is permitted to limit, by provision in its declaration of trust, the liability of trustees and officers so that no trustee or officer of the Company shall be liable to the Company or to any shareholder for money damages except to the extent that (i) the trustee or officer actually received an improper benefit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received, or (ii) a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in a proceeding that the trustee's or officer's action was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Declaration of Trust has incorporated the provisions of such law limiting the liability of trustees and officers.

         The Company's Bylaws require it to indemnify, to the full extent of Maryland law, any present or former trustee or officer (and such person's spouse and children) (an "Indemnitee") who is or was a party or threatened to be made a party to any proceeding by reason of his or her service in that capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the proceeding, provided that the Company shall have received a written affirmation by the Indemnitee that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws. The Company shall not be required to indemnify an Indemnitee if (a) it is established that (i) the Indemnitee's act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the Indemnitee's act or omission was unlawful, (b) the proceeding was initiated by the Indemnitee, (c) the Indemnitee received payment for such expenses pursuant to insurance or otherwise or (d) the proceeding arises under Section 16 of the Securities Exchange Act of 1934, as amended. Pursuant to the Bylaws, the Indemnitee is required to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Bylaws also permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL or to which the Indemnitee may be entitled. GGPI's bylaws contain similar provisions that are consistent with Texas law.

INDEMNIFICATION AGREEMENTS

         The Company has entered into indemnification agreements with each of the Company's officers and trustees. The indemnification agreements require, among other things, that the Company indemnify its officers and trustees to the fullest extent permitted by law and advance to the officers and trustees all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company also must indemnify and advance all expenses incurred by officers and trustees seeking to enforce their rights under the indemnification agreements, and cover officers and trustees under the Company's trustees' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Declaration of Trust and the Bylaws, it provides greater assurance to trustees and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Trustees or by the Company's shareholders to eliminate the rights it provides.


                       FEDERAL INCOME TAX CONSIDERATIONS

         The Company believes it has operated, and the Company intends to continue to operate, in such a manner as to qualify as a REIT under the Code, but no assurance can be given that it will at all times so qualify.

         The provisions of the Code pertaining to REITs are highly technical and complex. The following is a brief and general summary of certain provisions that currently govern the federal income tax treatment of the Company and its shareholders. For the particular provisions that govern the federal income tax treatment of the Company and its shareholders, reference is made to Sections 856 through 860 of the Code and the regulations thereunder. The following summary is qualified in its entirety by such reference.

         Under the Code, if certain requirements are met in a taxable year, a REIT generally will not be subject to federal income tax with respect to income that it distributes to its shareholders. If the Company fails to qualify during any taxable year as a REIT, unless certain relief provisions are available, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which could have a material adverse effect upon its shareholders.

         In any year in which the Company qualifies to be taxed as a REIT, distributions made to its shareholders out of current or accumulated earnings and profits will be taxed to shareholders as ordinary income except that distributions of net capital gains designated by the Company as capital gain dividends will be taxed as long-term capital gain income to the shareholders. To the extent that distributions to shareholders exceed current or accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the basis for the shareholder's shares of beneficial interest with respect to which the distribution is paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of those shares of beneficial interest.

         Investors are urged to consult their own tax advisors with respect to the appropriateness of an investment in the Securities offered hereby and with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such investor's own tax characteristics. Foreign investors also should consult their own tax advisors concerning the tax consequences of an investment in the Company, including the possibility of United States income tax withholding on Company distributions.


                      RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth the consolidated ratios of earnings to fixed charges of the Company and its predecessor for the periods shown:

               Six Months Ended    Year Ended     January 26-      January 1-            Year Ended December 31,
                   June 30,       December 31,    December 31,     January 25,           -----------------------
                     1996             1995            1994         1994(1)(2)      1993(1)        1992(1)       1991(1)(2)
                     ----             ----            ----         ----            ----           ----          ----
Ratio . . . . .      1.81x           1.40x           1.83x            .89x          1.22x          1.17x           .70x

------------------------------

(1) Ratios for the period January 1 - January 25, 1994 and the years ended December 31, 1993, 1992, and 1991 reflect periods prior to the recapitalization and initial public offering of the Company on January 26, 1994.

(2) The earnings for these periods were inadequate to cover fixed charges as follows:

                 Period January 1 - January 25, 1994                $  146,000
                 Year ended December 31, 1991                        5,014,000

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income (loss) before minority interest and extraordinary items plus fixed charges. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and loan cost amortization. To date, the Company has not issued any Preferred Shares; therefore, the ratios of earnings to combined fixed charges and Preferred Shares dividend requirements are the same as the ratios of earnings to fixed charges presented above.

                              PLAN OF DISTRIBUTION

         The Company may sell Securities to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more individual, institutional or other purchasers, through agents or through a combination of any such methods of sale. Direct sales to investors may also be accomplished through subscription rights distributed to the Company's shareholders on a pro rata basis, which may or may not be transferrable. In connection with any distribution of subscription rights to shareholders, if all of the underlying Securities are not subscribed for, the Company may sell the unsubscribed Securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed Securities to third parties.

         The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices (any of which may represent a discount from the prevailing market prices).

         In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Company and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Shares which are listed on the NYSE. Any Common Shares sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Company may elect to list any series of Debt Securities or Preferred Shares on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Securities.

         Under agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Company in the ordinary course of business.

         If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount no less than, and the aggregate principal amounts of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement.
Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by the Contracts. If in conjunction with the sale of Securities to institutions under Contracts, Securities are also being sold to the public, the consummation of the sale under the Contracts shall occur simultaneously with the consummation of the sale to the public. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

         In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Securities offered hereby may not simultaneously engage in market making activities with respect to the Securities for a period of two business days prior to the commencement of such distribution.


                                 LEGAL MATTERS

         Certain legal matters, including the legality of the Securities, will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.


                                    EXPERTS

         The financial statements and schedules referred to and incorporated by reference in this Prospectus or elsewhere in the Registration Statement of which this Prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

==============================================================================

         No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.



                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .    2

Incorporation of Certain Documents by Reference . . . . . . . . . . . . .    2

The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

Description of Debt Securities  . . . . . . . . . . . . . . . . . . . . .    3

Description of Preferred Shares . . . . . . . . . . . . . . . . . . . . .   13

Description of Common Shares  . . . . . . . . . . . . . . . . . . . . . .   18

Description of Warrants . . . . . . . . . . . . . . . . . . . . . . . . .   19

Restrictions on Transfers of Shares of Beneficial Interest  . . . . . . .   19

Certain Provisions of Maryland Law and of the Company's
  Declaration of Trust and Bylaws . . . . . . . . . . . . . . . . . . . .   20

Federal Income Tax Considerations . . . . . . . . . . . . . . . . . . . .   22

Ratios of Earnings to Fixed Charges . . . . . . . . . . . . . . . . . . .   23

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .   24

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

==============================================================================

==============================================================================

                                  $300,000,000


                            Gables Residential Trust


                                Debt Securities
                                Preferred Shares
                                 Common Shares
                                    Warrants

                               ----------------
                                  PROSPECTUS
                               ----------------


                                OCTOBER __, 1996

=============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Securities registered hereby (all amounts except the registration fee and NASD fee are estimated):


Registration fee  . . . . . . . . . . . . . . . . . . . . . . . . .  $ 90,125
NASD fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20,500
Printing and duplicating expenses . . . . . . . . . . . . . . . . .     2,000
Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . .    10,000
Accounting fees and expenses  . . . . . . . . . . . . . . . . . . .     5,000
Blue sky fees and expenses  . . . . . . . . . . . . . . . . . . . .     3,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . .     4,375

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $135,000
                                                                     --------


ITEM 15.         INDEMNIFICATION OF TRUSTEES AND OFFICERS.

         The Company's Declaration of Trust and the partnership agreement of Gables Realty Limited Partnership, a Delaware limited partnership and operating subsidiary of the Company, provide certain limitations on the liability of the Company's trustees and officers for monetary damages to the Company. The Declaration of Trust and the Bylaws obligate the Company to indemnify its trustees and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and the shareholders against these individuals.

         The Company's Bylaws require it to indemnify, to the full extent of Maryland law, any present or former trustee or officer (and such person's spouse and children) (an "Indemnitee") who is or was a party or threatened to be made a party to any proceeding by reason of his or her service in that capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the proceeding, provided that the Company shall have received a written affirmation by the Indemnitee that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws. The Company shall not be required to indemnify an Indemnitee if (a) it is established that (i) the Indemnitee's act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the Indemnitee's act or omission was unlawful, (b) the proceeding was initiated by the Indemnitee, (c) the Indemnitee received payment for such expenses pursuant to insurance or otherwise or (d) the proceeding arises under Section 16 of the Exchange Act. Pursuant to the Bylaws, the Indemnitee is required to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Bylaws permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL or to which the Indemnitee may be entitled. The Bylaws of Gables GP, Inc., a Texas corporation and wholly owned subsidiary of the Company, contain similar provisions that are consistent with Texas law.

         The Company has entered into indemnification agreements with each of the Company's officers and trustees. The indemnification agreements require, among other matters, that the Company indemnify its officers and trustees to the fullest extent permitted by law and advance to the officers and trustees all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and trustees seeking to enforce their rights under the indemnification agreements and cover officers and trustees under the Company's trustees' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides assurance to trustees and officers that indemnification will be available because such contracts cannot be modified unilaterally in the future by the Board of Trustees or the shareholders to eliminate the rights they provide.

ITEM 16.         EXHIBITS.


         4.1 Amended and Restated Declaration of Trust of the Company (incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-70570), as amended).

         4.2 Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1993).

         4.3 Indenture for Senior Debt Securities (incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 33-93672), as amended).

         4.4     Form of Senior Debt Security (included in Exhibit No. 4.3).

         4.5 Indenture for Subordinated Debt Securities (incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 33-93672), as amended).

         4.6     Form of Subordinated Debt Security (included in Exhibit No.
                 4.5).

         5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Securities being registered.

         8.1 Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters.

         12.1    Calculation of Ratios of Earnings to Fixed Charges.

         23.1    Consent of Arthur Andersen LLP, Independent Public
                 Accountants.

         23.2 Consent of Goodwin, Procter & Hoar LLP (included as part of Exhibits 5.1 and 8.1 hereto).

         24.1    Powers of Attorney (included on the signature page hereof).

         25.1*   Statement of Eligibility and Qualification of Senior Trustee.

         25.2*   Statement of Eligibility and Qualification of Subordinate
                 Trustee.

----------------------------------

*        To be filed by amendment.

ITEM 17.         UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

         (e) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on this 16th day of October, 1996.

                                      GABLES RESIDENTIAL TRUST


                                      By: /s/ Marcus E. Bromley
                                          --------------------------------------
                                          Marcus E. Bromley
                                          Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Gables Residential Trust hereby severally constitute Marcus E. Bromley, John T. Rippel and Perry M. Parrott, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Gables Residential Trust to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     SIGNATURE                              CAPACITY                                               DATE
     ---------                              --------                                               ----
/s/ Marcus E. Bromley             Chairman of the Board of Trustees                           October 16, 1996
-------------------------------   and Chief Executive Officer (Principal
Marcus E. Bromley                 Executive Officer)

/s/ Marvin R. Banks, Jr.          Chief Financial Officer (Principal Financial                October 16, 1996
-------------------------------   Officer and Principal Accounting Officer)
Marvin R. Banks, Jr.

 /s/ John T. Rippel               President, Chief Operating Officer                          October 16, 1996
-------------------------------   and Trustee
John T. Rippel

/s/ Perry M. Parrott, Jr.         Senior Vice President-Development/Acquisitions              October 16, 1996
-------------------------------   and Trustee
Perry M. Parrott, Jr.

/s/ David M. Holland              Trustee                                                     October 16, 1996
-------------------------------
David M. Holland

/s/ Peter D. Linneman             Trustee                                                     October 16, 1996
-------------------------------
Peter D. Linneman

/s/ Lauralee E. Martin            Trustee                                                     October 16, 1996
-------------------------------
Lauralee E. Martin

/s/ John W. McIntyre              Trustee                                                     October 16, 1996
-------------------------------
John W. McIntyre

                                 EXHIBIT INDEX



Exhibit No.               Description

   4.1 Amended and Restated Declaration of Trust of the Company (incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-70570), as amended).

   4.2 Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1993).

   4.3 Indenture for Senior Debt Securities (incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 33-93672), as amended).

   4.4           Form of Senior Debt Security (included in Exhibit No. 4.3).

   4.5 Indenture for Subordinated Debt Securities (incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 33-93672), as amended).

   4.6           Form of Subordinated Debt Security (included in Exhibit No.
                 4.5).

   5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Securities being registered.

   8.1 Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters.

  12.1           Calculation of Ratios of Earnings to Fixed Charges.

  23.1           Consent of Arthur Andersen LLP, Independent Public Accountants.

  23.2 Consent of Goodwin, Procter & Hoar LLP (included as part of Exhibits 5.1 and 8.1 hereto).

  24.1           Powers of Attorney (included on the signature page hereof).

  25.1*          Statement of Eligibility and Qualification of Senior Trustee.

  25.2*          Statement of Eligibility and Qualification of Subordinate
                 Trustee.

----------------------------------

*        To be filed by amendment.